ASSET PURCHASE AGREEMENT


This Agreement, dated as of January 19, 1999, is by and between Pinnacle Towers Inc., a Delaware corporation ("Purchaser"), and Tower Ventures Limited Partnership, a Pennsylvania limited partnership
("Seller").

Seller owns and operates radio towers, associated buildings and equipment as more particularly described in this Agreement. Subject to and in accordance with the terms of this Agreement, Seller desires to sell, and Purchaser desires to purchase, the foregoing assets and all other assets and business of the Tower Business. Now, therefore, in consideration of the mutual representations, warranties, and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties to this Agreement agree as follows:


	ARTICLE I-DEFINITIONS

1.1	Defined Terms.  Certain terms are defined in this Agreement
where they first appear.  Certain other terms are defined in the attached
Schedule 1.1.


	ARTICLE II-PURCHASE AND SALE

2.1	Assets to be Purchased.  On the terms and subject to the
conditions set forth herein, at the Closing, Seller hereby sells, transfers, and assigns to Purchaser, and Purchaser hereby purchases from Seller, good and marketable title to the Assets, free and clear of all liens, claims, and encumbrances of any kind or character other than the Permitted Liens (as hereinafter defined).

2.2	Purchase Price.

(a)	Price.  Subject to adjustment as provided in this
Section 2.2(a) and Section 2.2(b), the aggregate purchase price is $8,531,000.00 (the "Purchase Price"). Notwithstanding the foregoing or the remainder of this Section 2.2(a), if on the Closing Date the annualized rent does not equal $748,154.16, based upon twelve (12) times the January 1, 1999 rent revenue, net of reimbursements for utilities, from the Tower Leases as set forth on Schedule 3.3 of this Agreement ("Gross Rent"), then the Purchase Price will be adjusted to equal the product of the Purchase Price multiplied by a fraction, the numerator of which is the Gross Rent and the denominator of which is $748,154.16 (the "Adjusted Purchase Price"). The Purchase Price shall be paid at Closing as follows:


(1)	Purchaser shall pay to Seller $7,906,000.00 in
cash or immediately available funds, whereupon the Purchaser shall obtain from Seller a Special Warranty Deed (the "Deed") for the Land and all other documentation deemed appropriate by Purchaser for the acquisition of the Real Property, in form and substance satisfactory to Purchaser, confirming Purchaser's ownership of the Real Property, and right to operate the Tower Business on such Real Property, free and clear of any lien or security interest, easement or other restriction (other than Permitted Liens).

(2)	Purchaser shall pay to First Union National Bank
(the "Escrow Agent"), pursuant to the terms of an Escrow Agreement (the "Escrow Agreement") in a form satisfactory to Purchaser, Seller and Escrow Agent, the sum of $625,000.00 (the "Escrow Deposit") in cash or immediately available funds to be held in escrow until distributed in accordance with the following procedures:

(A)	During the period between the Closing Date
and May 17, 1999, the Purchaser has the right to perform due diligence inspections of the Real Property and the Tower Business, to determine whether any latent defects exist in the structural integrity of the Tower based on its use as of the Closing Date, and the validity of the Seller's representations contained in Article III of this Agreement (the "Investigation"). Purchaser may provide Seller and the Escrow Agent with written notification, no later than 5:00 p.m. Jacksonville, Florida time on May 17, 1999, of any adjustments to the Purchase Price resulting from the Inspection that materially adversely affect the Real Property or the Tower Business (the "Adjustment"). Such notice shall state which representations have been breached and include a good faith itemized description of the Inspection issues, including copies of the supporting documentation gathered by Purchaser or Purchaser's consultants, inspectors, engineers, auditors and other agents involved in the Inspection.

(B)	If Purchaser fails to provide Seller and
the Escrow Agent with any such notice by 5:00 p.m. Jacksonville, Florida time on May 17, 1999, then Purchaser shall be deemed to have waived any right to adjust the Final Payment, and the Escrow Agent shall release the entire Escrow Deposit and all interest thereon to Seller.

(C)	If after receipt of the Adjustment, Seller
fails to provide the Purchaser and the Escrow Agent with written notice of its objection to the Adjustment by 5:00 p.m. Jacksonville, Florida time on May 21, 1999, or if Seller provides the Escrow Agent with written notice of its acceptance of Purchaser's Adjustments within said period, then the Escrow Agent shall pay to Purchaser the amount of the Adjustment, together with a pro rata share of interest thereon, and the remainder of the Escrow Deposit, including interest, shall be paid to Seller.


(D)	If after receipt of the Adjustment, Seller
objects to Purchaser's Adjustment, Seller must notify the Purchaser and Escrow Agent in writing no later than 5:00 p.m. Jacksonville, Florida time on May 21, 1999, whereupon Seller and Purchaser shall have until 5:00 p.m. Jacksonville, Florida time on June 15, 1999 (the "Agreement Deadline") to reach a written agreement as to the Adjustment.

(i)	If the Purchaser and Seller agree as
to the Adjustment prior to the Agreement Deadline, then the Purchaser and Seller shall provide the Escrow Agent with a joint written direction as to the amount of the disbursement to be made to each party, including pro rata interest, and the Escrow Agent shall promptly make such disbursements.

(ii)	If the Purchaser and Seller fail to
agree on the Adjustment before the Agreement Deadline, then the parties shall submit to binding arbitration. Arbitration shall be conducted under and governed by the Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA"). All arbitration hearings shall be conducted in Washington, D.C. A single arbitrator shall be selected as provided for in the Arbitration Rules and shall additionally be a licensed attorney in Washington, D.C. The arbitrator's ruling shall be final as to the Adjustment. The arbitrator shall instruct the Escrow Agent as to the disbursement of Escrow Deposit, and the Escrow Agent shall promptly make the disbursements in accordance with such instruction.

Notwithstanding anything contained in Section 2.2(a)(ii) to the contrary, the parties agree that to the extent that any of the Tower Leases are invalid or otherwise deficient in value as compared to the terms contained in such Tower Leases set forth on Schedule 3.3, then the Adjustment shall include a dollar for dollar reduction in the Purchase Price based upon the Purchase Price adjustment formula set forth in this
Section 2.2(a).

In the vent of any discrepancy between the provisions of this
Section 2.2(a)(ii) and the Escrow Agreement, the Escrow Agreement shall control.

(b)	Other Adjustments.  Prior to the Closing Date, Seller
has provided Purchaser a schedule of all prepaid rental received by Seller for periods after the Closing Date. All such rental payments have been deducted from the Purchase Price. All normal and customarily proratable items (including, without limitation, real estate taxes, personal property taxes, utility bills, alarm and security bills, and rents) have been prorated as of the Closing Date, Seller having been charged and credited for all of the same up to such date and Purchaser having been charged and credited for all of the same on and after such date. Amounts to be prorated but not known as of the Closing Date shall have been made on the basis of the best evidence then available; and thereafter, when actual figures are received, a cash settlement will be made between Seller and Purchaser. All earnest money deposits held by Seller under Tower Leases have been credited in favor of Purchaser against the Purchase Price and retained by Seller.


(c)	Real Property Sale Costs.  With respect to the Real
Property Sale, Purchaser shall pay the costs of the following:
(i) premium for owner's and lender's title insurance policies;
(ii) surveys; (iii) half of the Deed transfer tax arising in connection with the recordation of the Deed; and (iv) half of all escrow closing costs. Seller shall pay the costs of the following: (1) half of the Deed transfer tax arising in connection with the recordation of the Deed;
(2) all recording costs associated with the release of any beneficiary of record from the Seller; and (3) half of all escrow closing costs.

2.3	Assumption of Certain Liabilities.  Purchaser hereby assumes and discharges the Tower Leases listed on Schedule 3.3 hereto (the "Assumed Commitments"). However, Purchaser specifically does not assume or agree to pay or discharge any debts, liabilities, or obligations of Seller other than the Assumed Commitments. Without limiting the foregoing, Purchaser will not be liable for any of the following debts, liabilities, and obligations of Seller: (i) employee benefit obligations;
(ii) Taxes; or (iii) any other liability or obligation of Seller regardless of how or when incurred (except as otherwise provided in this Agreement.

2.4	Closing.  The Closing shall take place at 10:00 a.m., Eastern time, by mailaway, on January 19, 1999, or at such other date and place as the parties agree.
2.5	Execution and Delivery of Closing Documents; Other Deliveries.
 Each party will prepare, execute and deliver, each agreement, instrument and item required by this Agreement to be executed and delivered and not theretofore accomplished (including without limitation general warranty deeds, bills of sale, assignment and assumption agreements, and customary title affidavits) and such other appropriate and customary documents and take such additional actions as any party or its counsel reasonably may request for the purpose of consummating the transactions contemplated by this Agreement and to vest more fully in Purchaser ownership of the Assets. At the Closing, Seller has delivered to Purchaser: (i) all keys to each site, facilities, and equipment transferred to Purchaser; (ii) all security and access codes, if any, applicable to each site, facilities, and equipment; and (iii) originals of all Tower Leases, and other Assumed Commitments. After the Closing, Seller shall promptly notify all Tower Lease tenants of the assignment thereof to Purchaser.

2.6	Disposition of Rent under Tower Leases.  Seller shall be
entitled to all rent and related payments under the Tower Leases relating to any period (or any portion thereof) preceding the Closing Date (regardless of the actual rent receipt date). Purchaser shall promptly remit to Seller all rent and related payments that Purchaser receives or collects from tenants under the Tower Leases regarding rent relating to any period (or portion thereof) preceding the Closing Date. Such rent shall include the application of any guaranty payments, indemnities, setoffs or similar payments or recoveries that are applied to rent which are specified on Schedule 2.6. All such payments received by Purchaser or its representatives shall be applied first to rent that is most remotely in arrears. Purchaser shall be entitled to receive all rent under the Tower Leases which comprises rental payments relating to any period (or portion thereof) on or after the Closing Date, and Seller shall promptly remit to Purchaser all such rents received by Seller after deduction of any payments to which Seller is entitled under this Section 2.6.

2.7	Insurance.  Seller and Purchaser acknowledge that Purchaser
shall provide its own insurance coverage for the operation of the Tower Business as of the Closing Date, and that Seller shall cancel its insurance coverage on the Tower Business effective upon the consummation of the Closing on the Closing Date. Seller shall be entitled to receive all refunds for prepaid insurance coverage for the period subsequent to the Closing Date.

2.8	Allocation.  The allocation of the consideration paid pursuant to Section 2.2 hereof for each of the Assets is set forth on Schedule 2.8 to this Agreement.


	ARTICLE III-REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants the following:

3.1	Organization and Good Standing; Power and Authority;
Authorization and Validity. Seller is a limited partnership, duly organized, validly existing, and in good standing under the laws of the State of Pennsylvania, with all requisite powers and authority to carry on the business in which it is engaged and to own the properties it owns. Seller has full power and authority to execute, deliver, and perform its obligations under this Agreement and all other agreements and documents it is or will be executing in connection with this Agreement and the transactions contemplated hereby. This Agreement and each other agreement contemplated by this Agreement have been or will be duly executed and delivered by Seller and constitute or will constitute legal, valid, and binding obligations of Seller, enforceable in accordance with their terms (except as such enforceability may be limited by rules of equity or applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect the enforceability of creditors' rights generally).


3.2	Title; Assets.  Except for liens and encumbrances that will be paid in full at Closing from the Purchase Price proceeds, Seller has good and marketable title to the Assets, free and clear of all liens and encumbrances except for (i) liens for Taxes, assessments, governmental charges or levies which are not as of the date hereof due and delinquent or which are currently calculable and hereafter can be paid without penalty; (ii) with respect to real property, recorded easements, covenants, and other restrictions, and utility easements, building restrictions, zoning restrictions, and other easements and restrictions existing generally with respect to properties of a similar character which in any case do no materially and adversely affect the current use, occupancy or value, or the marketability of title, of the property subject thereto; and (iii) those other liens or encumbrances specifically described on Schedule 3.2 (all of the foregoing collectively referred to as the "Permitted Liens"). All Assets of the Tower Business on the date hereof are reflected on Schedule 2.1. The Assets are the only assets used in the conduct of the Tower Business. Immediately after consummation of the transactions contemplated by this Agreement, Purchaser will own and be entitled to use the Assets free and clear of all liens and encumbrances (other than Permitted Liens).


3.3	Commitments.  Except as set forth in Schedule 3.3, Seller is not a party to, nor are any of the Tower Business, Real Property, or Assets bound or affected by, whether or not in writing, any:
(i) partnership or joint venture agreement; (ii) mortgage, deed of trust, or other security agreement; (iii) guaranty, suretyship, indemnification, or contribution agreement or performance bond; (iv) debt instrument, loan agreement, letter of credit arrangement, or other obligation relating to indebtedness for borrowed money or money lent to another; (v) deed or other document evidencing an interest in or contract to purchase or sell real or personal property; (vi) franchise, dealership, distributorship, marketing, sales, agency, or other similar agreement; (vii) lease of real or personal property, whether as lessor, lessee, sublessor, or sublessee, including the Tower Leases described as such on Schedule 3.3;
(viii) contract containing a noncompetition covenant; (ix) any other contract or arrangement that involves either an unperformed commitment in excess of $500 or that terminates more than one year from the date hereof; or (x) any other agreement or commitment not made in the ordinary course of business or that is material to the Tower Business or the Assets (all of the foregoing are collectively referred to as "Commitments"). True and complete copies of all written Commitments, and accurate written descriptions of all oral Commitments, have been delivered to or made available for inspection by Purchaser. There are no existing material defaults or events that, with the giving of notice or lapse of time or both, would constitute material defaults with respect to the Commitments by Seller or by other parties, except as described in Schedule 3.3. The Commitments are, and after consummation of the Closing will continue to be, in full force and effect and valid and enforceable obligations of the Seller and the other parties thereto in accordance with their terms (except as such enforceability may be limited by rules of equity or applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect the enforceability of creditors' rights generally), and to the knowledge of Seller, no defenses, off-sets, or counterclaims have been asserted or may be made by any party thereto, nor has Seller waived any rights thereunder. Except as disclosed on Schedule 3.3, there are no disputes or oral agreements in effect as to any Commitments; and all assets leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations except where the failure to receive such approvals or to comply with such laws would not have any material adverse effect on the Assets or the Tower Business taken as a whole or on the ability of the parties to consummate the transaction contemplated by this Agreement. Seller has not received notice of any plan or intention of any other party to any Commitment to exercise any right to cancel or terminate any Commitment, and Seller does not know of any fact that would justify the exercise of such right. Consummation of the transactions contemplated by this Agreement will not affect the enforceability of any Commitment or right of Seller or the right of any other party, to terminate or modify any Commitment. No existing supplier or customer of Seller has refused, or communicated to Seller that it will or may refuse, to supply or purchase goods or services, or has communicated to Seller that it will or may substantially reduce the amounts of goods or services that it is willing to sell to or buy from Seller.

3.4	Employee Benefits.  Seller has no Employee Benefit liability or obligation under any present or past Employee Benefit plan for which Purchaser might become liable as a result of the transactions contemplated by this Agreement or which might encumber the Assets after the Closing.


3.5	Intellectual Property.  Seller owns or is licensed to use all
Intellectual Property free and clear of, and without conflict with the rights of others and possesses all requisite power and authority to transfer the Intellectual Property to Purchaser at Closing.

3.6	No Violation; Restrictions, Required Licenses, Permits, etc.
 Neither the execution and performance of this Agreement or the agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, result in a violation or breach of, or constitute a default under any agreement or other instrument under which Seller is bound or to which any of the Assets is subject, or, except as contemplated by this Agreement or such other agreements, result in the creation or imposition of any lien, charge, or encumbrance upon any of such Assets, or (b) violate any Applicable Law except in the case of clause (a) or (b) where the violation, conflict, breach, default or imposition of lien would not have any material adverse effect on the Assets or the Tower Business taken as a whole or on the ability of the parties to consummate the transactions contemplated by this Agreement. Seller has complied in all material respects with all Applicable Laws except where the failure to comply would not have any material adverse effect on the Assets or the Tower Business taken as a whole or on the ability of the parties to consummate the transactions contemplated by this Agreement. To the knowledge of Seller, all tenants under the Tower Leases are in compliance with Applicable Laws pertaining to their operations on the Tower. Seller has provided Purchaser copies of all licenses, franchises, permits, zoning variances, and other authorizations sufficient for the conduct of the Tower Business. Seller possesses all licenses, franchises, permits, zoning variances, and other authorizations sufficient for the conduct of the Tower Business as it is currently being conducted.

3.7	Taxes.  Seller is not delinquent in the payment of any Tax;
there is no Tax deficiency or delinquency asserted or, to Seller's knowledge, threatened against Seller; and there is no unpaid Tax that could be asserted by any Taxing Authority for which Purchaser may become liable as a result of the transactions contemplated by this Agreement or the liability for which might encumber the Assets after the Closing.

3.8	Consents.  Except as set forth in Schedule 3.8, no Consent is required to authorize, or is required in connection with, the execution, delivery, or performance of this Agreement or related documents on the part of Seller.

3.9	Financial Information.  Schedule 3.9 attached sets forth
accurate information concerning the monthly income and expenses of the Tower Business for the twelve (12) month period ending November 30, 1998.

3.10	Litigation. There is no Litigation in progress or, to Seller's knowledge, threatened against or related to Seller, the Assets or the Tower Business, nor does Seller know of any basis for same, which would individually or in the aggregate have a material adverse effect on Seller, the Assets or the Tower Business. Seller is not subject to or in default of any Order. To Seller's knowledge, no proceeding by any court or governmental body or agency has been threatened in writing, asserted, instituted, or entered to restrain or prohibit the transactions contemplated by the Agreement.

3.11	Environmental Matters.  This Section 3.11 contains the
exclusive representation and warranty of Seller concerning environmental law matters. Except as set forth in Schedule 3.11, Seller is in compliance in all material respects with all environmental laws and related permits and licenses applicable to Seller's operation at the Tower Site and ownership of the Real Property, except for any noncompliance that will not materially adversely affect the value of the Tower Business or the Real Property. The scheduling of any information on Schedule 3.11 or elsewhere in this Agreement shall not affect Purchaser's right to claim an Adjustment based upon the facts which underly such disclosure. To the Seller's knowledge, no fact or condition exists regarding the Tower Business or the Assets that could lead to any environmental liability of Seller or Purchaser, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against Seller alleging any failure so to comply. Except as set forth on Schedule 3.11, no Hazardous Materials have been placed on or in any structure on the Real Property by Seller or, to the knowledge of Seller, by any prior owner or user of the Real Property, except in each case for any such Hazardous Materials which are presently in compliance in all material respects with all applicable environmental laws or the presence of which will not materially adversely affect the value of such site. Except as set forth in Schedule 3.11, no underground storage tanks for petroleum or any other substance, or underground piping or conduits are or to the Seller's knowledge, have previously been located on the Real Property. To the Seller's knowledge, no other party has caused the release of or contamination by Hazardous Materials on the Real Property.
  Seller has provided Purchaser with all environmental studies, records and reports in its possession or control, and all correspondence with any governmental entities, concerning environmental conditions of the Real Property.

3.12	Real Estate Matters.  With respect to the Real Property, to
the Seller's knowledge and except as set forth on Schedule 3.12:


(a)	(i) All Improvements are in compliance with all
Applicable Laws; (ii) there is no structural or latent defect in such Improvements that has not been disclosed to Purchaser; and (iii) all Improvements have been maintained in accordance with normal industry practice, are in working order adequate for normal operations, are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which they presently are used.

(b)	There is no pending or threatened litigation,
condemnation, or sale in lieu thereof with respect to any portion of the Real Property relating to or arising out of the ownership of the Real Property by any governmental instrumentality. Seller has no knowledge of any proposed material increase in real property Taxes. Seller has no information or knowledge of any change contemplated in any Applicable Laws that would have a material adverse effect upon any Real Property or its value.

(c)	There exists no fact or condition that could result in
the termination or reduction of the current access from the Real Property to existing highways and roads, or to sewer or other utility services serving the Real Property. All utilities required for the operation of the improvements enter the Real Property through adjoining public streets or, if they pass through an adjoining private tract, do so in accordance with valid public and/or private easements. All utilities are installed and operating and all installation and connection charges have been paid in full.

(d)	The legal descriptions for the Real Property describe
such parcels fully and adequately. The Improvements are located within the boundary lines of the Land (and, if applicable, Easements), and are not in violation of applicable setback requirements, zoning laws, and ordinances (and none of the Real Property is subject to "permitted non-conforming structure or use" or similar classifications). The Improvements do not encroach on any easement that may burden the Land. The Land does not serve any adjoining property for any purpose inconsistent with the use of the Land.

(e)	The Real Property is not located within any one hundred
year flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained.
 None of the Real Property is within any area determined by the Department of Housing and Urban Development to be flood prone under the Federal Flood Protection Act of 1973.

(f)	All Improvements have received all approvals of
governmental authorities required in connection with the ownership or operation thereof and have been operated and maintained in accordance with Applicable Laws in all material respects. There are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the of Real Property, except as disclosed in Section 3.3. There are no outstanding options or rights of first refusal to purchase the parcel of Real Property, or any portion thereof. There are no parties (other than Seller) in possession of the Real Property, except tenants under leases disclosed in Schedule 3.3.


(g)	Each parcel of Real Property abuts on and has direct
vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefitting the parcel of real property, and access to the Real Property is provided by paved public right-of-way with adequate curb cuts available.

(h)	Schedule 1.1 (k) lists and describes briefly all Real
Property owned by Seller in connection with the Tower Business or Assets.
 Seller does not lease or sublease (as lessee or sublessee) any Real Property in connection with the Tower Business or the Assets.

3.13	Bulk Transfer Laws.  Purchaser acknowledges that Seller shall not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement. Seller warrants and agrees to pay and discharge when due all claims of creditors that could be asserted against Purchaser by reason of such non-compliance to the extent that such liabilities are not Assumed Commitments. Seller hereby indemnifies and agrees to hold Purchaser harmless from, against and in respect of, and shall on demand reimburse Buyer for, any loss, liability, cost or expense suffered or incurred by Purchaser by reason of the failure of Seller to pay or discharge any such claims.

3.14	Disclosure.  The representations and warranties contained in this Article III do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this Article III not misleading.

	ARTICLE IV-REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants the following:

4.1	Organization and Good Standing; Power and Authority;
Authorization and Validity. Purchaser is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Florida, and is in good standing as a foreign corporation under the laws of the State of Pennsylvania, with all requisite powers and authority to carry on the business in which it is engaged and to own the properties it owns. Purchaser has full power and authority to execute, deliver, and perform its obligations under this Agreement and all other agreements and documents it is or will be executing in connection with this Agreement and the transactions contemplated hereby. This Agreement and each other agreement contemplated by this Agreement have been or will be duly executed and delivered by Purchaser and constitute or will constitute legal, valid, and binding obligations of Purchaser, enforceable in accordance with their terms (except as such enforceability may be limited by rules of equity or applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect the enforceability of creditors' rights generally).


4.2  No Violation; Restrictions, Required Licenses, Permits, etc.
 Neither the execution and performance of this Agreement or the agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby will conflict with, result in a violation or breach of, or constitute a default under any agreement or other instrument under which Purchaser is bound.

4.3	Consents.  Except as set forth in Schedule 4.3, no Consent is required to authorize, or is required in connection with, the execution, delivery, or performance of this Agreement or related documents on the part of Seller.

4.4	Litigation.  There is no Litigation pending or, to Purchaser's knowledge, threatened to which Purchaser is a party or by which Purchaser may be affected which relate to or may materially adversely affect the consummation of the transactions contemplated hereby.

4.5	Seller's Knowledge.  Purchaser has no knowledge of any
breaches of Seller's representations and warranties of this Agreement or of any latent defect in the structural integrity of the Tower, based on its use as of the Closing Date.


	ARTICLE V-SELLER'S COVENANTS

5.1	Seller's Employee Benefits.  Seller shall offer continuation coverage to each employee of Seller and such employee's dependents, if applicable, who ceases to be employed by Seller as a result of the sale of the Assets and Tower Business. Purchaser will have no obligation to provide continuation coverage or any Employee Benefits to any employee or former employee of Seller, or to any of their dependents.

5.2	Post Closing Audits.  Seller will cooperate reasonably with
Purchaser and will make accessible to Purchaser and Purchaser's accountants Seller's financial books and records regarding the Assets in connection with any audits of Purchaser or its business pertaining to financings done by Purchaser after the Closing.


5.3	Noncompetition Agreement.  Seller acknowledges and agrees that the proprietary information it has acquired regarding the Tower Business will enable it to injure the Purchaser and diminish the value of the investment in the Assets by the Purchaser if any of them should compete with the Purchaser in the Tower Business. Therefore, Seller hereby agrees that, effective upon consummation of the Closing and continuing for a period of five (5) years thereafter, without the prior written consent of the Purchaser, Seller will not, during the term of this Agreement, directly or indirectly, as a director, officer, agent, employee, consultant or independent contractor or in any other capacity: (a) invest (other than investments in publicly owned companies which constitute not more than 1% of the voting securities of any such company) or engage in any business or activity that is competitive with the Tower Business within a 40 mile radius of each of the towers included in the Assets (the "Territory"); (b) accept employment with or render services to a competitor of the Purchaser in the Territory; or (c) contact, solicit or attempt to solicit or accept business that is competitive with the Tower Business from any of the customers of the Tower Business in the Territory.
 Notwithstanding the foregoing, the obligations of Seller under this
Section 5.3 shall terminate in the event the Closing of the sale of Assets contemplated by this Agreement is not consummated.


	ARTICLE VI-PURCHASER'S CONDITIONS PRECEDENT

The obligations of Purchaser are subject to the fulfillment at or before the Closing of each of the following conditions:

6.1	Representations and Warranties.  Each representation and
warranty of Seller contained herein shall be true and correct in all material respects as of the Closing, subject to any changes contemplated by this Agreement.

6.2	Covenants.  Seller shall have performed and complied with all covenants or conditions required to be performed and complied with by Seller at or before the Closing.

6.3	Proceedings.  No Litigation or Order shall have been
threatened, instituted, or entered to restrain or prohibit the consummation of this Agreement.

6.4	No Material Adverse Change.  There shall have occurred no
material adverse undisclosed condition or material adverse change in the Tower Business or the Assets.

6.5	Consents.  All Consents necessary to consummate the
transactions contemplated hereby shall have been procured.

6.6	Surveys and Title Policies.  Purchaser shall have obtained for each site of Land and Easements:  (a) copies of all applicable Easements,
(b) a current survey bearing a surveyor's certificate satisfactory to Purchaser, and (c) a title policy for Purchaser's fee or leasehold interest in the Land or Easement containing no exceptions other than the standard printed exceptions (excluding those customarily removable based on an affidavit or undertaking by the Seller, which Seller covenants to cause to be removed) and otherwise acceptable to Purchaser.

6.7	Lease Documentation.  Except for the oral agreement set forth on Schedule 3.3, all Tower Leases shall have been documented in writing in form satisfactory to Purchaser and executed by the lessees and Seller.


6.8	Land Documentation.  Purchaser shall have obtained from Seller the Deed regarding the Land and all other documentation deemed appropriate by Purchaser, in form and substance satisfactory to Purchaser, confirming Purchaser's ownership of the Real Property, and right to operate the Tower Business on such Real Property, free and clear of any lien or security interest, easement, or other restriction (other than Permitted Liens).

6.9	Easements.  Purchaser shall have been granted or assigned all applicable access Easements for the Land.

6.10	Certificate.  Purchaser shall have received the Seller's
certificate from Seller dated the Closing Date, in the form of the attached Exhibit A.

6.11	Board Approval.  This Agreement and Purchaser's consummation of the Closing shall have been approved by Purchaser's board of directors or executive committee thereof.


	ARTICLE VII- SELLER'S CONDITIONS PRECEDENT

The obligations of Seller are subject to fulfillment at or before the Closing of each of the following conditions:

7.1	Covenants.  Purchaser shall have performed and complied with all covenants or conditions required to be performed and complied with by it at or before the Closing.

7.2	Proceedings.  No Litigation or Order shall have been entered to restrain or prohibit the consummation of this Agreement.

7.3	Consents.  All Consents necessary to consummate the
transactions contemplated hereby shall have been procured.

7.4	Representations and Warranties.  Each representation and
warranty of Purchaser contained herein shall be true and correct in all material respects as of the Closing, subject to any changes contemplated by this Agreement.


	ARTICLE VIII-REMEDIES


8.1	Specific Performance and Other Remedies.  The parties agree
that the Purchaser's sole remedy in respect of this Agreement shall be limited to the provisions of Section 2.2(a) regarding post-closing Adjustments, with the maximum liability to Seller being $625,000.00. Notwithstanding the foregoing, Seller agrees to cooperate with Purchaser post-closing in the event that further documents are required to completely transfer all of the Assets to Purchaser as contemplated herein.
 The preceding sentence shall survive Closing.

8.2	Reliance on and Survival of Representations, Warranties, and
Covenants. Notwithstanding any investigation by Purchaser, or any information obtained pursuant thereto, Purchaser shall be entitled to rely upon the representations and warranties of Seller contained in this Agreement or any related agreement as to compliance with or performance of any covenants made and as to satisfaction of any conditions precedent.
All representations and warranties in this Agreement or in any related agreement, schedule, exhibit, or other instrument delivered by or on behalf of a party pursuant hereto shall survive and continue in effect until May 17, 1999, except that all representations and warranties regarding the Section 3.13 Bulk Sales provision shall survive and continue in effect indefinitely after the Closing. The Section 8.1 covenant of the Seller to cooperate with Purchaser post-closing shall survive the Closing indefinitely. The noncompetition covenant set forth in Section 5.3 shall survive the Closing and continue in effect for a period of five (5) years after the Closing. Notwithstanding the foregoing, with respect to any claim for Adjustments made on or prior to May 17, 1999, such claim and any representation or warranty upon which it is based by any party hereto shall continue in effect insofar as they relate or allegedly relate to the claim, until the claim is finally resolved.


	ARTICLE IX-MISCELLANEOUS

9.1	Brokers and Agents.  Seller acknowledges that it has engaged
CEA as a broker in connection with the transactions contemplated by this Agreement and that Seller is solely responsible for the fees of CEA. Purchaser represents that it has not engaged any brokers or agents in connection with the transaction contemplated by this Agreement.

9.2	Amendment.  This Agreement may be amended or changed only in writing executed by the party against which enforcement of the amendment, modification or change is sought.

9.3	Assignment.  Neither this Agreement nor any right created
hereby is assignable by either party hereto, except by Purchaser to a direct or indirect wholly owned subsidiary of Purchaser. This Agreement and the rights, interests and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, estates, devisees, successors and permitted assigns.


9.4	 Confidentiality.  Purchaser and Seller shall cause all
information obtained by them in connection with this Agreement or the negotiation hereof to be treated as proprietary and confidential (other than information that is public knowledge) and shall not use or disclose, except as may be required by law, or knowingly permit others to use or disclose, any such information in a manner detrimental to Purchaser or Seller, as the case may be, and, if the transactions contemplated by this Agreement are not consummated, will return all such information to the provider.

9.5	Notices.  Any notice or other communication to be given under this Agreement by any party to any other party shall be in writing and shall be either (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid with return receipt requested, (c) delivered by overnight express delivery service or same-day local courier service, or (d) delivered by facsimile transmission, to the address set forth below, or to such other address as may be designated by the parties from time to time in accordance with this Section 9.3.

If to Seller:		Tower Ventures Limited Partnership
1525 Wilson Boulevard, Suite 500
Arlington, VA  22209
Attention:  Eric Sivertsen
Fax No. (703) 247-2135

If to Purchaser:		Pinnacle Towers Inc.
1549 Ringling Boulevard, 3rd Floor
Sarasota, Florida  34236
Attention:  Steve Day
Fax No. (941) 364-8761

If to Escrow Agent:		First Union National Bank
225 Water Street, 3rd Floor
Jacksonville, Florida  32202
Attention:  Michelle McKiernan

Notices delivered personally, by overnight express delivery service or by local courier service shall be deemed given as of actual receipt. Mailed notices shall be deemed given three business days after mailing. Notices delivered by facsimile transmission shall be deemed given upon receipt by the sender of the transmission confirmation.

9.6	Entire Agreement.  This Agreement and the Exhibits and
Schedules hereto supersede all prior agreements and understandings relating to the subject matter hereof, except that the obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this Section 9.6.

9.7	Costs and Expenses.  Whether or not the transactions
contemplated hereby are consummated, each party shall bear its own costs and expenses (including attorneys' fees), and each party agrees to pay the costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in litigation or other proceeding to enforce or interpret this Agreement.

9.8	Severability.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable, the provision shall be severable and this Agreement shall be construed and enforced as if such provision were never a part hereof, and the remaining provisions hereof shall remain in full force and effect.

9.9	Governing Law.  This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Pennsylvania.

9.10	Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

EXECUTED as of the date first written above.

PINNACLE TOWERS INC., a
Delaware corporation


By:

Printed Name:

Its: Assistant Secretary


TOWER VENTURES LIMITED PARTNERSHIP, a
Pennsylvania limited partnership

By Its General Partner, TELECOMMUNICATIONS
GROWTH AND INCOME FUND, L.P., a Virginia limited partnership

By Its General Partner,
TELECOMMUNICATIONS GROWTH AND
INCOME FUND MANAGEMENT LIMITED
PARTNERSHIP, a Delaware limited
partnership

By Its General Partner,
TELECOMMUNICATIONS GROWTH
AND INCOME FUND, INC., a
Delaware
corporation

By: /s/ B. Eric
Siversten
     Print Name:  B.
Eric Siversten
Its: Vice
President

STP1-243356.6


	EXHIBIT A TO ASSET PURCHASE AGREEMENT



	SELLER'S  CERTIFICATE

Capitalized terms used but not defined herein have the meanings specified in the Asset Purchase Agreement (the "Agreement") dated as of January 19, 1999, between Pinnacle Towers Inc., a Delaware corporation ("Purchaser"), and Tower Ventures Limited Partnership, a Pennsylvania limited partnership ("Seller"). In accordance with Section 6.10 of the Agreement, Seller hereby certifies, represents, and warrants that:

1 	Each representation and warranty made by Seller in the
Agreement is true and correct in all material respects as of the date hereof, subject to any changes contemplated by the Agreement.

2 	Schedule A attached sets forth accurate information concerning the monthly income and expenses of the Tower Business for the twelve (12) month period ending November 30, 1998.

3 	Seller has complied with all covenants or conditions required by the Agreement to be performed or complied with by it at or before the Closing.

4 	Seller has received all Consents necessary to consummate the transactions contemplated by the Agreement.

5 	Except for the oral lease disclosed on Schedule 3.3 of the
Agreement, all Tower Leases have been documented in writing, copies of which have been delivered to Purchaser.

6 	Attached hereto on Exhibit A are true, correct, and complete copies of the Seller's Limited Partnership Agreement and partnership resolutions approving the Agreement, all of which are in effect on the date hereof and have not been amended, rescinded, revoked, or revised.



	[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK
	SIGNATURES APPEAR ON THE FOLLOWING PAGE]



Dated:  January 19, 1999				SELLER

TOWER VENTURES LIMITED PARTNERSHIP, a
Pennsylvania limited partnership

By Its General Partner, TELECOMMUNICATIONS
GROWTH AND INCOME FUND, L.P., a Virginia limited partnership

By Its General Partner,
TELECOMMUNICATIONS GROWTH AND
INCOME FUND MANAGEMENT LIMITED
PARTNERSHIP, a Delaware limited
partnership

By Its General Partner,
TELECOMMUNICATIONS GROWTH
AND INCOME FUND, INC., a
Delaware
corporation

By:
_________________________
     Print Name:
_______________
Its:
___________________

STP1-243356.6


	SCHEDULE A TO SELLER'S CERTIFICATE
	(to be provided at Closing)

	TWELVE MONTH INCOME/EXPENSE REPORT




	EXHIBIT A TO SELLER'S CERTIFICATE
	(to be provided at Closing)

	LIMITED PARTNERSHIP AGREEMENT AND RESOLUTIONS



	SCHEDULE 1.1

	DEFINITIONS

(a)	"Applicable Laws"  shall mean any law, rule, regulation,
order, judgment, or determination of any governmental authority, or any restrictive covenant or deed restriction (recorded or otherwise) applicable to the Tower Business, including without limitation the rules and regulations of the Federal Aviation Administration and the Federal Communications Commission.

(b)	"Assets" shall have the meaning set forth in Schedule
2.1 hereof.

(c)	"Assumed Commitments" shall have the meaning set forth
in Section 2.3.

(d)	"Closing" means the closing of the transactions
contemplated by this Agreement.

(e)	"Closing Date" means the day on which the Closing
occurs.

(f)	"Code" means the Internal Revenue Code of 1986, as
amended.

(g)	"Commitments" shall have the meaning set forth in
Section 3.3.

(h)	"Consent" means any authorization, consent, approval,
permit, or license of, or filing with, any governmental or public body or authority, any lender or lessor, any franchisor, or any other person or entity.

(i)	"Damages" means losses, claims, obligations, demands,
assessments, penalties, liabilities, costs, damages, interest, and expenses (including attorneys' fees).

(j)	"Deed" means that certain Special Warranty Deed to be
granted by Seller to Purchaser at Closing in a form satisfactory to Purchaser.

(k)	"Easements" means the access and guy wire easements for
which legal descriptions are provided on the attached Schedule 1.1(k).

(l)	"Employee Benefits" means any employee benefit,
including without limitation, any pension, profit-sharing, or other retirement plan, deferred compensation plan, bonus plan, severance plan, fringe benefit plan, health, group insurance, or other welfare benefit plan or other similar plan, agreement, policy, or understanding, including any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.


(m)	"Hazardous Materials" means any toxic substance as
defined in 15 U.S.C. Sec. 2601 et seq., including materials designated as hazardous substances under 42 U.S.C. Sec. 9601 et seq. or other Applicable Laws, and toxic, radioactive, caustic, or otherwise hazardous substances, including petroleum and its derivatives, asbestos, PCBs, formaldehyde, chlordane, heptachlor, and any substances having any constituent elements displaying any of the foregoing characteristics, whether or not regulated by Applicable Laws.

(n)	"Improvements" means all improvements, fixtures,
machinery, equipment, and other tangible assets forming a part of or located on the Land owned, leased, or otherwise used by Seller in the conduct of the Tower Business.

(o)	"Intellectual Property" means all patents, copyrights,
logos, trademarks, service marks, trade names, customer lists, trade secrets, and other tangible property rights used by Seller in connection with the Tower Business.

(p)	"Land" means the land described on the attached Schedule
1.1(p).

(q)	"Litigation" means any pending, instituted, or
threatened legal action or administrative proceeding or investigation.

(r)	"Order" means any continuing court or administrative
order, judgment, writ, injunction, or decree applicable specifically to Seller, the Tower Business or the Assets.

(s) "Permitted Liens" shall have the meaning set forth herein in Section 3.2.

(t)	"Real Property" means the Land, the Improvements, and,
if applicable, the Easements.

(u)	"Tax" (and, with correlative meaning, "Taxes" and
"Taxable") means any tax of any kind whatsoever, including without limitation federal, state, local or foreign, income, franchise, sales, use, excise, gross receipts, license, payroll, employment, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), capital stock, profits, withholding, social security, unemployment, disability, real property, personal property, transfer, registration, or other tax of any kind whatsoever, together with any interest or any penalty, or additional amount imposed by any governmental body (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign).

(v)	"Tower" means the radio tower and antennae described on
Schedule 2.1.

(w)	"Tower Business" means the business of owning and
operating the Assets described on Schedule 2.1 that is conducted by Seller.

(x)	"Tower Leases" means all leases pursuant to which Seller
leases out space on the Towers.



	SCHEDULE 1.1(k)

	EASEMENTS LEGAL DESCRIPTIONS


Access Easement(s) to Purchaser: [Obtain from title information]







Guy Wire Easement(s) to Purchaser:	Not applicable.




	SCHEDULE 1.1(p)

	LAND LEGAL DESCRIPTION


Fee Ownership to Purchaser:

ALL THAT CERTAIN lot, piece or parcel of land SITUATE in the Township of Springfield, County of Montgomery and Commonwealth of Pennsylvania, described to an As-Built Plan of Survey. Tower Ventures Ltd. Partnership made by Eastern Engineers & Surveyors, Inc., dated August 9, 1989 and last revised August 29, 1989 as follows, to wit:

BEGINNING at a point in the centerline of Mermaid Lane (50 feet wide), a corner of lands of Samson Associates, said point being South 45 degrees 20 minutes West 1244.29 feet from a point in the centerline of Cheltenham Avenue (60 feet wide).
 Thence extending South 45 degrees 55 minutes East along lands of the said Samson Associates the distance of 371.20 feet to an iron pin, a corner of lands of the Montgomery County Industrial Development Authority; thence extending South 26 degrees 30 minutes 14 seconds West along lands of the said Montgomery County Industrial Development Authority the distance of 165.79 feet to a point; Thence extending South 31 degrees 29 minutes 53 second West still by the same the distance of 197.53 feet to an iron pin in line of lands of Genatron Corporation; Thence extending North 45 degrees 49 minutes West along lands of said Genatron Corporation the distance of 169.49 feet to a stake; Thence extending North 44 degrees 05 minutes East along lands of various owners the distance of 311.00 feet to an iron pin; Thence extending North 45 degrees 55 minutes West along lands of Phillip Wit and Alan Sickles the distance of 295.70 feet to a point in the said centerline of Mermaid Lane; thence extending North 45 degrees 20 minutes East along the said centerline of Mermaid Lane the distance of 40.00 feet to the first mentioned point and place of beginning.

TOGETHER with an easement for the purpose of installing, replacing, repairing and maintaining a sanitary sewer pipeline under and through the following described parcel of land:

ALL THAT CERTAIN strip or piece of ground situate in Springfield Township, Montgomery County, Pennsylvania.


BEGINNING at an interior point on the southeasterly line of Parcel "B" shown on subdivision plan of property made for George Voron & Co. dated July 12, 1966, said point being at the distance of 252.48 feet measured along the southeasterly line of Parcel "B" South 30 degrees 12 minutes 30 seconds West from a point on the southwesterly line of land now or late of Milton Roy Co., said last mentioned point being at the distance of 393.44 feet measured along the southwesterly line of land now or late of Milton Roy Co. South 45 degrees 55 minutes East from a point on the center line of Mermaid Lane (50 feet wide), said point being at the distance of 1244.29 feet measured along the said center line South 45 degrees 20 minutes West from a point of intersection which the center line of Mermaid Lane makes with the original center line of Cheltenham Avenue (33 feet wide but since widened to a width of 60 feet); thence from the place of beginning and partly through Parcel "A" on the above mentioned plan South 66 degrees 38 minutes 04 seconds East 4.93 feet to a point at the northwesterly wall of an existing building on Parcel "A", thence along the northwesterly wall of the existing building south 29 degrees 01 minutes West 10.05 feet to a point, thence partly through Parcel "A" and partly through Parcel "B" North 66 degrees 38 minutes 04 seconds West 18.45 feet to a point; thence partly through Parcel "B" the two (2) following courses and distances (1) North 31 degrees 29 minutes 53 seconds East
10.10 feet to a point; thence (2) South 66 degrees 38 minutes 04 seconds East 13.09 feet to a point on the aforementioned southeasterly line of Parcel "B" the place of beginning.

COUNTY TAX PARCEL NUMBER - 52-00-11587-00-7

BEING THE SAME PREMISES WHICH GEORGE VORON & CO. A PENNSYLVANIA GENERAL PARTNERSHIP BY DEED DATED SEPTEMBER 12, 1989 AND RECORDED SEPTEMBER 29, 1989 IN THE OFFICE OF THE RECORDER OF DEEDS, IN AND FOR THE COUNTY OF MONTGOMERY, COMMONWEALTH OF PENNSYLVANIA, IN DEED BOOK 4924 PAGE 1649, GRANTED AND CONVEYED UNTO TOWER VENTURES LIMITED PARTNERSHIP, A PENNSYLVANIA LIMITED PARTNERSHIP, IN FEE.


	SCHEDULE 2.1

	ASSETS


"Assets" includes without limitation all right, title, and interest in and to all of the following assets of Seller, relating to the Tower
Business: (a) all Real Property, leaseholds and subleaseholds therein, improvements, fixtures, and fittings thereon, and easements, rights and appurtenants thereto (such as appurtenant rights in and to public of-way, and other streets), and including without limitation the Tower described below and all Tower Leases as described on Schedule 3.3, (b) tangible personal property related to the design, operation, and maintenance of the tower(s) , (c) Intellectual Property related to the Tower Business,
(d) leases, subleases, and rights thereunder, (e) agreements, contracts, indentures, mortgages, instruments, security interests, guaranties, other similar arrangements, and rights thereunder, (f) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of Taxes), (g) approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (h) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, specifications, creative materials, advertising and promotional materials, studies, reports, and other printed, electronic, or written materials, and (i) all currently existing and hereafter arising proceeds of the foregoing;

provided, however, that the following property owned or used by Seller and relating to the Tower Business shall be excluded from the definition of
Assets: (i) cash and cash equivalents or money market instruments, including unprocessed checks, savings or other deposits and certificates of deposit, all to the extent derived from the operation of the Tower Business prior to the Closing Date; (ii) all cash accounts receivable and notes receivable derived from the operation of the Tower Business prior to the Closing Date; (iii) Seller's partnership franchise, partnership record books, including minutes of meetings of partners, and such other records which deal exclusively with Seller's organizations or capitalization; (iv) the rights of Seller under this Agreement; (v) all insurance contracts (including any cash surrender value thereof) and all proceeds of settlement and insurance claims made by Seller on or before the Closing Date, all to the extent derived from the operation of the Tower Business prior to the Closing Date; (vi) all bonds, letters of credit and similar instruments securing performance under the Assumed Commitments or required by law; (vii) all of the books and records that may be necessary to be retained by Seller for the purpose of any statute, rule, regulation or ordinance or for Tax returns or for other Tax purposes of Seller; provided however, that Seller shall make such books and records, to the extent they relate to the Assets or the Tower Business, available to Purchaser at all reasonable times at the office of Seller; and (viii) all claims, rights and interests in and to any Tax abatements or refunds of Taxes paid for periods prior to the Closing Date;


provided further, that Seller shall provide Purchaser with copies of such documentation relating to the Tower Business as may be reasonably requested by Purchaser.


Tower(s)

555 foot self supporting tower (with 35' top mounted pole)

Latitude    40-04-59.4

Longitude   75-10-52.8



	SCHEDULE 2.6

	GUARANTY PAYMENTS, INDEMNITIES AND SETOFFS



	None.


	SCHEDULE 2.8

	PURCHASE PRICE ALLOCATION

	To be agreed upon by Purchaser and Seller post-closing.


	SCHEDULE 3.2

	OTHER PERMITTED LIENS





	None.



	SCHEDULE 3.3

	COMMITMENTS
Tower Leases:

[See Attached List]

Ground Leases:

Oral Agreement with Stephen Kurtz permitting parking in the square marked parking lots and along the paved surface behind the Tower complex.

	SCHEDULE 3.8

	SELLER CONSENTS




	None.


	SCHEDULE 3.9

	FINANCIAL INFORMATION




	SCHEDULE 3.11

	ENVIRONMENTAL MATTERS

Conditions disclosed in Certificate of Destruction #9830029 of SD Meyers and Company dated April 3, 1998, accompanying Uniform Hazardous Waste Manifest, heretofore delivered by the Seller to the Purchaser.


Conditions disclosed in Site Inspection Report, George Voron Company Facility, Wyndmoor, Pennsylvania, prepared by Environmental Strategies Corporation, dated June 26, 1989, heretofore delivered by the Seller to the Purchaser.

	SCHEDULE 3.12

	REAL ESTATE MATTERS

The Seller was advised in 1989 by the prior owner of the Tower that Springfield Township had advised such owner that the Tower was a non-conforming use. Seller was advised that the set back requirement post-dated the use of the Tower, and therefore such use is legal, though non-conforming.

	SCHEDULE 4.3

	PURCHASER CONSENTS





	None.



STP1-243356.10
      	Including submeters owed to the Seller from the local power supplier. Such submeters have been paid for and are to be installed by the power supplier. Currently certain tenants are not being charged by the power supplier because of the power supplier's failure to deliver and install such submeters. This footnote is intended to further describe Assets, not to mitigate representations or warranties contained in the Agreement.